QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 11, 2002

Avatex Corporation (Exact Name of Registrant as Specified in its Charter)
Delaware (State or Other Jurisdiction of Incorporation)
1-8549 (Commission File Number)	25-1425889 (I.R.S. Employer Identification No.)
17000 Preston Road, Suite #310 Dallas, Texas (Address of Principal Executive Offices)	75248 (Zip Code)
214-365-7450 (Registrant's Telephone Number, Including Area Code)
5910 North Central Expressway, Suite 1780, Dallas, TX 75206 (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

        On December 11, 2002, Avatex Corporation ("Avatex") and five subsidiaries each filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division. The names of the companies that filed and their bankruptcy case numbers are as follows:

Avatex Corporation	Case No. 02-81268-SAF-11
Avatex Funding, Inc.	Case No. 02-81274-SAF-11
Davenport, Inc.	Case No. 02-81287-SAF-11
National Aluminum Corporation	Case No. 02-81281-SAF-11
Natmin Development Corporation	Case No. 02-81278-SAF-11
US HealthData Interchange, Inc.	Case No. 02-81284-SAF-11

        Avatex and the subsidiaries also intend to file a proposed Joint Liquidating Plan of Reorganization and a proposed Disclosure Statement for the Plan within the next few days. Under the proposed Plan, the companies will not continue to operate any business; instead, they will liquidate their assets and distribute cash to their creditors. As soon as practicable after the Effective Date of the Plan, cash will be distributed to certain classes of creditors and the companies' assets will be transferred to a liquidating trust. The trustee of the liquidating trust shall, in an expeditious but orderly manner, liquidate and convert the assets to cash in manner that, in his reasonable business judgment, maximizes the value of the assets while not unduly prolonging the duration of the trust.

        Prior to the bankruptcy filing, Avatex's Board of Directors elected Robert H. Stone to the Board and named him to the additional position of Chief Restructuring Officer. Mr. Stone continues to serve as Avatex's Vice President, General Counsel and Secretary. The Board also terminated without cause the employment of all of company's other officers, including its Co-Chief Executive Officers, Abbey J. Butler and Melvyn J. Estrin. Following these actions, all of the directors except Mr. Stone resigned from the Board.

        Avatex also announced its new business address will be as follows:

17000 Preston Road
Suite 310
Dallas, TX 75248

        Reference is hereby made to the Press Release, dated December 11, 2002, which is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c)
Exhibits

99
Press Release dated December 11, 2002, issued by Avatex Corporation.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 12, 2002	AVATEX CORPORATION (Registrant)
	By:	/s/ ROBERT H. STONE Robert H. Stone Chief Restructuring Officer, Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description	Page
99	Press Release dated December 11, 2002, issued by Avatex Corporation.	5

QuickLinks

  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
SIGNATURES
Exhibit Index